HI-SHEAR TECHNOLOGY CORPORATION
24225 Garnier Street
Torrance, California 90505-5355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 30, 2009

The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on October 30, 2009 at 10:00 a.m., at the Company's facility, 24225 Garnier Street, Torrance, California, to consider and act upon the following matters:

1.	The election of directors;
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 28, 2009, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors,

Linda A. Nespole
Corporate Secretary
Torrance, California
August 28, 2009

IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YTHE PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

HI-SHEAR TECHNOLOGY CORPORATION
24225 Garnier Street
Torrance, California 90505-5355

ANNUAL MEETING OF STOCKHOLDERS

October 30, 2009

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders and at any adjournment of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, October 30, 2009 at the Company's facility, 24225 Garnier Street, Torrance, California. The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about September 17, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 30, 2009: This proxy statement and annual report to security holders are available at www.hstc.com, under Investor Relations.

RECORD DATE AND OUTSTANDING SHARES

The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 28, 2009 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,852,416 shares of $.001 par value common stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.

QUORUM AND VOTING REQUIREMENTS

The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting, except that stockholders may cumulate their votes for the election of directors.  In order to cumulate votes for a nominee, (i) the nominee’s name must have been properly placed in nomination prior to the voting; and (ii) a stockholder must have given notice at the Annual Meeting, prior to the voting, of such stockholder’s intention to cumulate votes.  If any one stockholder gives such notice, all stockholders may cumulate their votes.  Under cumulative voting, each stockholder may cast a total number of votes equal to the number of directors to be elected at the Annual Meeting (i.e., four) multiplied by the number of shares owned by the stockholder as of the record date.  This total number of votes may be cast in any manner the stockholder chooses: the votes may be cast for one nominee, divided among two or more of the nominees or divided equally among the four nominees.  The election of directors requires the affirmative vote of holders representing a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present.

Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors. If there is cumulative voting, unless otherwise specifically instructed, the proxy holders intend to distribute the total number of votes represented by each proxy among the director nominees in their discretion in such proportion as they deem appropriate.  Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have the same legal effect as a vote "against" election of the directors. With respect to any proposal that a broker has discretion to act upon in the absence of voting instructions from the beneficial owner, the broker may vote such shares absent specific voting instructions. Therefore, with respect to the election of directors, with respect to which brokers have the discretionary power to vote, brokers may vote such shares absent specific voting directions from the beneficial owners of such shares.

The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary of the Company that the proxy is revoked. A proxy may also be revoked by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

DISSENTERS' RIGHTS

Under Delaware law, stockholders are not entitled to any dissenters' rights with respect to the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of August 28, 2009, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for director, and each named executive officer, and (iii) all executive officers and directors as a group:

	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock (2)
George W. Trahan (1)	2,463,914	36.0
Thomas R. Mooney (1)	1,970,356	29.0
All executive officers and directors as a group (2 persons)	4,443,669	65.0
(1)
The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

(2)	Based on approximately 6,852,416 shares of Common Stock outstanding as of August 28, 2009.

ELECTION OF DIRECTORS

Directors

The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of who will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) directors and each director will be elected at the Annual Meeting to hold office until the next Annual Meeting until their respective successors have been duly elected and qualified.

All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to continue to serve as a director if elected. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and instead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented only for the election as directors of the four (4) nominees named below.

Name	Age	Tenure
George W. Trahan	61	President since June 1998, Chief Executive Officer and Chairman of the Board since April 2000
Jack Bunis	74	Director since September 1996
Lawrence Moreau	66	Director since July 2008
John Zaepfel	73	Director since October 2007

George W. Trahan

President, Chief Executive Officer and Chairman of the Board of the Company. In April 2000 the Board of Directors appointed Mr. Trahan Chief Executive Officer and Chairman. Mr. Trahan joined the Company as Vice President in July 1990 and was elected Executive Vice President from 1993 until his election as President in June 1998. Mr. Trahan has served as a Director of the Company since 1993. Before joining the Company, he served as Vice President of Cherry Textron, a leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990. From 1978 to 1985, Mr. Trahan served as Group Controller at the corporate headquarters of Textron Inc., advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he served as Manager of Corporate Audit for Textron's international operations and also served as an engineer at Texas Instruments, Incorporated. Mr. Trahan received his Bachelor of Science in Industrial Engineering from Clarkson University and attended the Harvard Advanced Management Program.

Jack Bunis

Director. Mr. Bunis became a Director in September 1996. He is currently the Founder and Principal of a management consulting firm, Bunis & Associates. Mr. Bunis was the Chairman, President, and Chief Executive Officer of Cair Systems, Inc., an Orange County, California based provider of information and automation services to the insurance and health care industries from 1988 to 1995. Previously, Mr. Bunis held the position of Senior Vice President and Chief Operating Officer at Mitchellmatix, a division of Cordura Corporation.

Lawrence Moreau

Director. Mr. Moreau became a Director in July 2008. He has spent over thirty years in public accounting, venture capital, and investment banking.  Mr. Moreau was the founder of Moreau and Company, Inc.  Prior to founding his own firm, Mr. Moreau was a Board member and the licensed Financial Principal for H.J. Meyers & Co., a NYSE investment banking firm. In this capacity, in addition to overseeing the financial operations of the firm, he participated in numerous public and private offerings of securities for companies in a variety of industries.

John Zaepfel

Director.  Mr. Zaepfel became a Director in October 2007.  He spent fifteen years as a Chief Executive Officer and founder of CPG International as an outgrowth of a successful leveraged buy out.  Companies in that group included Chartpak, Pickett Industries, Clearprint, Planhold, and Grumbacher.  Before forming CPG, Mr. Zaepfel was President and Chief Executive Officer of Chartpak and Pickett Industries, wholly owned subsidiaries of Times Mirror.

The Board of Directors meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met seven (7) times and acted by unanimous written consent four (4) times during the 2009 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

During December of fiscal year 2009, the Co-Chairman, Mr. Thomas R. Mooney, passed away.

Out-of-state Board Members are not required to attend the Company Annual Stockholders Meeting.  For the fiscal year 2008, all members of the Board of Directors, except Mr. Mooney, were present at the annual Stockholders Meeting.

Any stockholder can communicate with the Board of Directors by means of U.S. mail or e-mail to investor@hstc.com.  All correspondence via U.S. mail shall be mailed to the Company address of record and to the attention of the Corporate Secretary.  The Corporate Secretary is authorized to receive communications from Stockholders sending correspondence to either the entire Board of Directors or an individual Director.  The Corporate Secretary will forward correspondence to individual Directors either by U.S. mail or e-mail and may respond to the correspondence at the discretion of the Board or individual Director.

The Company presently has a Code of Conduct & Business Ethics Policy and a Code of Ethics for its principal executive officer, principal financial officer and all employees.  The Code of Ethics is published on the Company's website, www.hstc.com, under Investor Information, Other Matters.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU
VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR

Committees of the Board of Directors

The Board of Directors has established audit, executive, compensation, stock options and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit Committee, the Compensation Committee, the Nominating Committee and the Corporate Governance Committee consist of the Company's three (3) "independent" directors, i.e., Messrs. Bunis, Moreau, and Zaepfel.  The Executive Committee and the Stock Option Committee consists of Messrs. Trahan and Mooney up until December 2008. The functions of those committees, the members and the number of meetings held during the 2009 fiscal year are described below:

Audit Committee. The Audit Committee approves the engagement of the firm selected to be the independent public accountants for the Company and approves all audit and permissible non-audit services. On June 12, 2000, the Board of Directors adopted a written Audit Committee Charter. The Audit Committee monitors the performance of such firm's reviews, approves the scope of the annual audit and quarterly reviews, and evaluates with the independent public accountants the Company's annual audit and quarterly and annual financial statements. The Audit Committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company. Any potential problem areas may be brought to its attention by management, the independent public accountants or the Board of Directors. The Audit Committee evaluates all public financial reporting documents of the Company. During fiscal year 2009, Mr. Jack Bunis chaired this committee and Messrs. John Zaepfel and Larry Moreau were members.  All are "independent", as defined by the New York Stock Exchange: Amex.   The Audit Committee met three (3) times during the fiscal year.

The Board has determined that Messrs. Jack Bunis, Lawrence Moreau and John Zaepfel are financial experts and are qualified as financial experts from other relevant experience.  The Directors' biography gives a description of such financial experience.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers, and has delegated the responsibility of deciding upon annual compensation for Company key employees to George W. Trahan, CEO.  Mr. John Zaepfel chaired this committee and Messrs. Jack Bunis and Larry Moreau were members.  The Compensation Committee met two (2) times during the fiscal year.

Nominating Committee and Corporate Governance Committee.  The Nominating Committee and Corporate Governance Committee were established to recommend and nominate qualified persons to serve as independent directors of the Company and to ensure that the Company is in compliance with all the regulations pertaining to the Securities and Exchange Commission and the New York Stock Exchange: Amex. Mr. Larry Moreau chaired both Committees, and Messrs. Jack Bunis and John Zaepfel were members. All are "independent", as defined by the New York Stock Exchange: Amex.  The nominating committee met one (1) time during the fiscal year and the Corporate Governance Committee did not meet in fiscal year 2009. The Nominating Committee has adopted a charter with guidelines to nominate additional Board members.  This charter is available on the Company's website, under Investor Relations, www.hstc.com.

Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Trahan and Mooney were members of the Executive Committee, which met twice (2) during the fiscal year. Effective January 2009, Mr. Trahan became the Chairman of this Committee.

Stock Options Committee. The Stock Options Committee develops and administers incentive plans, including the Company's 2006 Stock Award Plan. Messrs. Trahan and Mooney were members of the Stock Options Committee which met twice (2) during the fiscal year.  Effective January 2009, Mr. Trahan became the Chairman of this Committee.

Compensation of Directors. The Company paid director fees of either $1,000 or $3,500 for each meeting of the Board of Directors, including committee meetings.  Special Committee meetings were compensated separately between $500-$2,000 for teleconference or in-person meetings.

1993 STOCK OPTION PLAN

The 1993 Nonstatutory Stock Option Plan provided for the grant of nonstatutory stock options to employees and consultants. The purposes of the 1993 Nonstatutory Stock Option Plan were to attract and retain qualified personnel, to provide additional incentives to employees and consultants, and to promote the success of the business. The Board of Directors adopted the 1993 Nonstatutory Stock Option Plan in December 23, 1993. The 1993 Nonstatutory Stock Option Plan provided for the issuance of options to purchase up to 500,000 shares of common stock. As of May 31, 2009, there were outstanding options issued under the plan to acquire 3,219 shares of common stock. The 1993 Nonstatutory Stock Option Plan terminated by its terms on December 23, 2003.

The 1993 Nonstatutory Stock Option Plan was administered by the Stock Option Committee, consisting of Messrs. George Trahan and Thomas Mooney, each known as Director of the Company. The Stock Option Committee determined the terms of options granted under the 1993 Nonstatutory Stock Option Plan, including the number of shares subject to the award, the exercise or purchase price, the vesting and/or exercisability of the award, and any other conditions to which the award is subject. The exercise price for any options granted under the 1993 Nonstatutory Stock Option Plan may be paid in cash, in shares of the common stock valued at fair market value on the exercise date, or in any other form of legal consideration that may be acceptable to the Board of Directors or administrator at their discretion. The term of options granted under the 1993 Nonstatutory Stock Option Plan may not exceed ten (10) years following the date of grant.

2006 STOCK AWARD PLAN

The Board of Directors has adopted the 2006 Stock Award Plan on July 31, 2006; it was approved by Stockholders effective October 16, 2006.

The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property. The purpose of the 2006 Stock Award Plan is to assist the Company in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The total number of shares of the common stock that may be subject to awards under the 2006 Stock Award Plan is equal to 500,000 shares.  As of July 31, 2009, there were outstanding options issued under the plan to acquire 25,500 shares of the common stock; there were also 12,235 outstanding grants of the common stock issued under the 2006 Stock Award Plan.

The 2006 Stock Award Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to the Company. On September 24, 2008, the Company issued stock units to Messrs. Trahan, Mooney and Bunis, pursuant to the terms of this plan, for long term directors.  On January 6, 2009, the Company issued stock units to Messrs. Bunis, Zaepfel and Moreau pursuant to the terms of this plan for directors.

AUDIT COMMITTEE REPORT

The following is the Report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended May 31, 2009.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the committee are “independent” as required by the listing standards as stipulated. The committee operates under a charter which was formally adopted by the Board of Directors in June 2000.

The Audit Committee reviewed and discussed the audited financial statements contained herein with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.  Based on these discussions and the Audit Committee's review of the financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

Based on the discussions with management and the independent auditors, we have not been apprised of any misstatements or omissions in the financial statements.

Management is responsible for the preparation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's accountants, Raimondo Pettit Group, are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has met and will continue to meet with the independent accountants, with and without management present, to discuss the results and the overall quality of the Company’s financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not active in the fields of accounting or auditing. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.

The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

The Audit Committee, in its oversight function, has relied on advice and information it received from management and the independent auditors in discussions relative to the Company's financial statements and the Company's Form 10-K.

Jack Bunis	John Zaepfel	Larry Moreau
Audit Committee Chair	Audit Committee	Audit Committee
Board of Directors	Board of Directors	Board of Directors

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all cash and non-cash compensation earned for services rendered in all capacities to the Company, to those persons who were the Chief Executive Officer of the Company during the fiscal year ended May 31, 2009 and to those executive officers of the Company serving at the end of fiscal year 2009 whose total annual salary and bonus exceeded $100,000 for fiscal year 2009 (the "Named Executive Officers"):

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) [2]	Total ($)
George W. Trahan, President, Chief Executive Officer, Chairman	2009	564,000	[1]	35,500	0	0	0	157,232	756,732
	2008	532,000	187,608	44,100	0	0	0	186,436	950,144
Jan L. Hauhe, Chief Financial Officer	2009	150,000	[1]	0	0	0	0	13,129	163,129
	2008	125,000	18,000	0	20,980	0	0	9,985	173,965

(1)
The bonus pool pursuant to the Executive Bonus Plan for fiscal year 2009 is $880,798.50. The amount that will be awarded under the plan is discretionary and has not yet been determined.  It is anticipated to be paid in the 3rd quarter of fiscal year 2010.

(2)
These amounts represent the total vacation hours earned in addition to annual salary earned during each fiscal year.  As of May 31, 2009, total cumulative vacation hours earned by, but unpaid to, Mr. Trahan was $787,928.42.

Insurance premiums paid by the Company, pursuant to Mr. Trahan's employment agreement, were $27,945 in fiscal year 2009 and $29,326 in fiscal year 2008.

Executive Employment Agreement and Executive Bonus Plan

Effective February 28, 2009, the Company renewed a one-year employment agreement with Mr. Trahan, which provides for an initial annual base salary of $564,000. The Agreement also provides for 8 weeks of vacation for the year.  Mr. Trahan is eligible to participate in an incentive bonus program, which includes stock options. The Company provides Mr. Trahan with the use of an automobile.  The automobile may be purchased by Mr. Trahan at the end of the lease or renewal of a new lease for $1.00.  The Agreement expires on February 28, 2010.

The Company may terminate Mr. Trahan's employment under this Agreement at any time for Cause. If the Company terminates Mr. Trahan's employment he shall not be entitled to receive any compensation following the date of such termination.  Upon termination because of disability or death, Mr. Trahan or his estate shall be entitled to receive compensation for 12 months from the date of such termination (such payments to be diminished, however, by the extent to which Mr. Trahan receives compensation during such 12 month period from any disability insurance) in an amount equal to the monthly compensation paid Mr. Trahan for the month prior to such termination.  If Mr. Trahan's employment with the Company is terminated for any reason other than: (i) the death or permanent disability of the Executive, (ii) for cause or (iii) Mr. Trahan’s voluntary termination, Mr. Trahan shall continue to receive compensation for eighteen (18) months from the date of such termination (provided, however, that (1) payments by the Company shall be diminished by the extent to which Mr. Trahan receives compensation during such 18-month period from a third party employer, and (2) total compensation shall not in any event exceed one and one-half (1½) times the entire compensation received by Mr. Trahan during the one-year period immediately preceding the date of such termination, in monthly amounts equal to the monthly compensation paid to Mr. Trahan for the month prior to such termination.

The Company Executive Bonus Plan is a performance based plan for achieving net income and is a non-specified bonus based on the year end performance of the Company.  A bonus pool is established for achievement of various levels of net income and distributed to the executives based on contributions to the performance. Since it is not certain what level can be attained, the amount of funds available will vary from year to year.  Once the amount of funds have been determined based upon the performance criteria the individual awards under the plan are discretionary.  For fiscal year 2009, the bonus pool was $880,798.50, and is anticipated to be paid out during the 3rd quarter of fiscal year 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK GRANTS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unexercisable (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (j)
George W. Trahan, President, CEO, and Chairman of the Board	-0-	-0-	-0-	-0-	-0-	1,875	9.48	-0-	-0-
Jan L. Hauhe, Chief Financial Officer	1,000	1,000	-0-	10.49	6/7/2017	-0-	-0-	-0-	-0-
Jack Bunis, Director	-0-	-0-	-0-	-0-	-0-	1,500	9.48	-0-	-0-
						3,650	9.55
Larry Moreau, Director	-0-	-0-	-0-	-0-	-0-	2,605	9.55	-0-	-0-
John Zaepfel, Director	-0-	-0-	-0-	-0-	-0-	2,605	9.55	-0-	-0-

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas R. Mooney (1) (2)	172,222	28,440	0	0	0	28,141	228,803
Jack Bunis (3)	38,303	63,298	0	0	0	0	101,601
John Zaepfel (4)	32,826	24,878	0	0	0	0	57,704
Larry Moreau (5)	32,500	24,878	0	0	0	0	57,378

(1)	Compensation paid to Mr. Mooney is pursuant to a two-year Consulting Agreement with the Company date February 28, 2007. See “Certain Transactions.” Mr. Mooney passed away in December 2008.

(2)	Pursuant to the two-year Consulting Agreement Mr. Mooney is entitled to receive a discretionary bonus under the Company Executive Bonus Plan. The amount of the award for fiscal year 2008 was $28,141.

(3)	Mr. Bunis received compensation for participation on the Board, leading the Audit Committee and participating on the Compensation, Nominating and Corporate Governance Committees.

(4)	Mr. Zaepfel received compensation for participation on the Board, leading the Compensation Committee and participating on the Audit, Nominating and Corporate Governance Committees.

(5) Mr. Moreau received compensation for participation on the Board, leading the Nominating and Corporate Governance Committee and participating on the Audit and Compensation Committees.

CERTAIN TRANSACTIONS

Pursuant to a two-year Consulting Agreement with the Company dated February 28, 2007 (the "Consulting Agreement"), Thomas R. Mooney, the Co-chairman of the Board, performed consulting services for the Company, for which he received $200,363 during fiscal year 2009 which included a bonus of $28,141 earned in fiscal year 2008 pursuant to his consulting agreement with the Company. Mr. Mooney was also awarded 3,000 stock grants at $9.48, but were not vested at the time of his death and therefore forfeited.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and right (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1993 Stock Option Plan	3,219	$2.67	-0-
2006 Stock Award Plan as of July 31, 2009	25,500	$9.77	424,171
Equity compensation plans not approved by security holders:
N/A*	N/A	N/A	N/A
Total	28,719	$8.97	424,171

*Pursuant to the terms of his employment agreement, Mr. Trahan is eligible to participate in an executive bonus pool program established by the Board and administered by the Compensation Committee.  Such bonuses may include the grant of stock options.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Mr. Trahan, who is a nominee for Director of the Company, see "Election of Directors".

Key Employees

Jan L. Hauhe, 48, joined the Company in May 2007 and serves as Chief Financial Officer.  Ms. Hauhe was most recently employed by General Dynamics, which previously had acquired and consolidated into its operations both the Veridian Corporation and Trident Data Systems where Ms. Hauhe held executive positions with both firms. From 1998 through 2006, Ms. Hauhe held the positions of Chief Financial Officer/Controller, Director of Business Management, and Director of Process Quality. She has earned a Masters of Business Administration (M.B.A.) in Finance from Loyola Marymount University and holds a Bachelor of Science degree in Business Administration from California State University, Fresno.

Robert M. "Mike" Kearns, 60, joined the Company in 1999 and served as the Quality Director until his promotion to Director of Manufacturing in March 2001. Mr. Kearns is responsible for the Precision Manufacturing Center and Testing Operations of the Company. Prior to joining the Company, Mr. Kearns worked at Philadelphia Gear Corporation since 1979. In addition, Mr. Kearns received his certificate in Ammunition and Explosive Safety for Defense Contractors. Mr. Kearns has more than twenty (20) years of proven manufacturing and machining management experience.

Linda A. Nespole, 47, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Ms. Nespole is responsible for corporate administration and investor relations for the Company. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, and a certificate in Human Resources Management from Loyola Marymount University. In addition, Ms. Nespole received her certificate in Ammunition and Explosive Safety for Defense Contractors.

Fredric S. Silverman, 52, joined the Company in 1996 and has served as Manager, Ordnance Product Engineering before being named Director of Engineering in 1997. Mr. Silverman holds a Bachelor of Chemistry and a Masters of Chemical Engineering from the University of Maryland. Mr. Silverman has held positions with the Naval Ordnance Station as a Lead Engineer for Large-Caliber Ammunition Programs, Aerojet and Olin as a Project Team Leader and Program Manager for Medium Caliber Ammunition and other Munition Products. In addition, Mr. Silverman received his certificate in Ammunition and Explosive Safety for Defense Contractors.

Hubert "Bert" Timmerman, 69, re-joined the Company in October 2000 and served as Manager, Application Engineering until his promotion to Director, Applications Engineering & Business Development in May 2004.  Previously Mr. Timmerman served the Company for more than twenty-two (22) years in a variety of technical positions such as Sr. Project Engineer, Program Manager, and Manager, Business Development.  He has more than thirty (30) years of ordnance experience.  He holds a Bachelor of Science degree in Chemical Engineering from the University of California, Los Angeles.

Vaughn D. Williams, 72, re-joined the Company in 2002 and served as the Manager of Marketing and Sales until his promotion to Director of Manufacturing Engineering and Assembly in November 2006.  Prior to his rehire, Vaughn worked at the Company for over eighteen (18) years and held various positions including the Director of Engineering, Programs, Operations, and Marketing.  Mr. Williams has an industry background at companies such as Special Devices, Inc. and Simula Safety Systems, Inc.  He holds a Bachelor of Science in Chemical Engineering from Ohio University. In addition, Mr. Williams received his certificate in Ammunition and Explosive Safety for Defense Contractors.

ANNUAL REPORT

The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2009, as filed with the Securities and Exchange Commission ("Commission"), including the financial statements and notes thereto. Copies of the exhibits not included in the Form 10-K are also available, on written request, at the Company's cost. In addition, these documents can be downloaded from the Company's website at: www.hstc.com. Written requests should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention: Corporate Secretary.

APPOINTMENT OF AUDITORS

The Board of Directors appointed Raimondo Pettit Group to serve as the Company's independent accountant and to conduct the audit of the Company's financial statements for the fiscal year ended May 31, 2009. Representatives from Raimondo Pettit Group may be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Fees Paid to Independent Auditors

Audit Fees
For the fiscal years ending May 31, 2009 and May 31, 2008, the Company paid Raimondo Pettit Group $150,180 and $121,675, respectively, for services associated with audits of its annual financial statements in its Form 10-K, and the reviews of its quarterly financial statements included in its Form 10-Q's.

Tax Fees
For the fiscal years ending May 31, 2009 and May 31, 2008 the Company paid Raimondo Pettit Group fees for income tax services as follows:

	FY 2009	FY 2008
Tax Preparation	$5,885	$8,500
Tax Related Fees	$34,822	$32,650

Audit Committee Pre-Approval Policies and Procedures

The audit committee must, and did, pre-approve all non-auditing services to be provided by the engaged audit firm, Raimondo Pettit Group.

The audit firm may not contemporaneously during its audit provide any of the following non-audit services to the Company:

•	Bookkeeping or other services related to the accounting records or the financial statements of the Company.
•	Financial information systems design and/or implementation.
•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.
•	Actuarial services.
•	Internal audit outsourcing services.
•	Management functions or human Resources.
•	Broker dealer, investment advisor, or investment banking services.
•	Legal services and expert services unrelated to the audit, or
•	Any other service that the Board determines, by regulation is not permissible.

The following enumerated services are exclusions to the audit committee pre-approved items:

•	Tax Services that may be required in the normal course of business, other than the items listed above.
•
Those non-audit services whose aggregate amount constitutes not more than five (5) percent of the total revenues the Company paid to the auditor during the fiscal year in which the auditor provides the non-audit service.

•
Those services that are promptly brought to the attention of the audit committee, and prior to the completion of the audit are approved by the audit committee or an authorized member of the audit committee.

•	The Company did not recognize the services to be non-audit services at the time of the engagement.

Additional considerations to these prohibitions and pre-approvals:

•	The Company must disclose to investors in its periodic reports the approval by the audit committee any non-audit services to be performed by the auditors.
•
The audit committee may delegate to one or more of its members the authority to pre-approve non-audit services.  The decisions to pre-approve non-audit services must be disclosed to the full committee at each of its scheduled meetings.

•	Audit partner rotation – The lead audit partner and the reviewing audit partner must rotate out of the audit process after five (5) previous and continuous audits are performed for the Company.
•
The audit firm may not perform an audit if a chief executive officer, controller, chief financial officer, chief accounting officer or any person serving in an equivalent position for the Company is to become employed by the accounting firm, or was employed by the accounting firm for less than one (1) year from the time of initiation or performance of the Company audit.

•	The audit firm must provide timely reports to the audit committee of the Company on:
1.	All critical accounting policies and practices to be used.
2.
All alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the accounting firm.

3.	Other material written communications between the accounting firm and the management of the Company, such as the management letter or a schedule of unadjusted differences.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than ten (10) percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, Directors and stockholders holding greater than ten (10) percent of stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2009, its officers, Directors and beneficial owners holding greater than ten (10) percent of stock complied with the filing requirements.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

SAFE HARBOR STATEMENT

This Proxy Statement, as it relates to Company matters, contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance of and demand for the Company's products, dependence on the uncertainty of government budgetary issues and primary government contracts, and intellectual property rights.

PROPOSALS OF STOCKHOLDERS FOR 2010 ANNUAL MEETING

The Company, at 24225 Garnier Street, Torrance, California, 90505-5355, must receive proposals by stockholders intended to be present at the 2010 Annual Meeting of Stockholders not later than May 23, 2010. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of Common Stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. If a stockholder does want to submit a proposal for the 2010 annual meeting in the proxy statement under Rule 14a-8, the stockholder may submit the proposal not less than forty-five (45) days or more than one hundred twenty (120) days prior to the anniversary of the date on which the Company first mailed the proxy materials for the 2010 annual meeting, unless the date of the 2010 annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the 2010 annual meeting. The proposals, along with proof of ownership of the stock in accordance with Rule 14a-8(b) (2) under the Securities Exchange Act of 1934, should be addressed to the Corporate Secretary of the Company. It is suggested that such proposals be submitted by Certified Mail, Return Receipt Requested.

SOLICITATION OF PROXIES

The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

By Order of the Board of Directors,

Linda A. Nespole
Corporate Secretary

HI-SHEAR TECHNOLOGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
Friday, October 30, 2009
The undersigned hereby appoints GEORGE W. TRAHAN as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held on Friday, October 30, 2009 10:00 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side of this proxy:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

HI-SHEAR TECHNOLOGY CORPORATION

October 30, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.hstc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20400000000000000000 4                                                                                                                                103009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of Directors:

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted as directed. If no contrary Instruction is given, the shares will be voted FOR the election of directors.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOMINEES:
FOR ALL NOMINEES	O George W. Trahan
O Jack Bunis
O John Zaepfel
WITHHOLD AUTHORITY FOR ALL NOMINEES	O Lawrence R. Moreau

FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.